                                                                    Exhibit 23.2

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of (a) our report dated February 3, 1997, with respect to the financial statements at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 and schedule of Security Capital Atlantic Incorporated ("ATLANTIC"), (b) our report dated April 26, 1996 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group C Communities of ATLANTIC, (c) our report dated August 13, 1996 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group D Communities of ATLANTIC and (d) our report dated January 31, 1997 with respect to the combined Historical Summary of Gross Income and Direct Operating Expenses of the Group E Communities of ATLANTIC, all of which are included in Amendment No. 2 to the Registration Statement of ATLANTIC on Form S-11 (No. 333-27067) and the related Prospectus for the registration of rights to subscribe for and purchase shares of its common stock and the shares issuable upon exercise of the rights.

                                   Ernst & Young LLP
                                   /s/ Ernst & Young LLP

Dallas, Texas
July 22, 1997